Exhibit 4(b)

                                DEBT SECURITY

  CUSIP NO.:  580 135 CA7
  No.  1                                                      $300,000,000


            THIS DEBT SECURITY IS A REGISTERED GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (``DTC''). UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR 2012 REPS IN DEFINITIVE REGISTERED FORM, THIS REGISTERED GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                           McDONALD'S CORPORATION
                 6% REset Put Securities (REPS[SM]) due 2012

            McDonald's Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the
  ``   Company'', which term includes any successor corporation under the
  Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on June 23, 2012, and to pay interest thereon to the Registered Holder hereof from June 23, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually at the rate determined as set forth on the reverse hereof, on June 23 and December 23, in each year, commencing December 23, 1998, until the principal hereof is paid or such payment is duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Debt Security is registered at the close of business on the record date for such interest, which shall be the June 15 or December 15 (whether or not a Business Day) next preceding an Interest Payment Date.

            Payment of the principal of (and premium, if any) and interest on this Debt Security shall be made at the designated agency of the Company maintained for such purpose in The City of New York, New York and the City of Philadelphia, Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, or, at the option of the Company, interest so payable may be paid by check to the order of said holder mailed to his address appearing on the Debt Security register. Any interest not so punctually paid or duly provided for shall be payable as provided in the Indenture.

            Reference is made to the further provisions of this Debt Security set forth on the reverse hereof, including those describing the Call Option, the Mandatory Put and the Coupon Reset Process, which further provisions shall for all purposes have the same effect as if set forth in this place.

            Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse hereof (or by an Authenticating Agent, as provided in the Indenture) by manual signature, this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            In Witness Whereof, McDonald's Corporation has caused this Instrument to be signed in its corporate name by the Chairman of the Board or its President or one of its Vice Presidents manually or in facsimile and a facsimile of its corporate seal to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

  Dated:    June 23, 1998

                                     McDONALD'S CORPORATION

                                     By:
                                          -------------------------
                                          Vice President
  ATTEST:

  By:
      --------------------------
      Assistant Secretary

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION


            This is one of the Debt Securities of the series designated herein provided for in the within mentioned Indenture.

  Dated:    June 23, 1998

                                  FIRST UNION NATIONAL BANK,
                                     as Trustee


                                  By:
                                      ------------------------
                                      Authorized Officer

                           McDONALD'S CORPORATION
                 6% REset Put Securities (REPS[SM]) due 2012

            This Debt Security is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the ``Debt Securities'') of a series hereinafter specified, all issued and to be issued in one or more series under a Senior Debt Securities Indenture, dated as of October 19, 1996 (herein called the ``Indenture''), between the Company and First Union National Bank, as Trustee (herein called the ``Trustee'', which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. The Debt Securities may be issued in one or more series, which different series may be issued in various currencies, may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Debt Security is one of a series of Debt Securities of the Company designated as the 6% REPS due 2012 (the ``2012 REPS''), limited in aggregate principal amount to $300,000,000. Subject to the Call Option and the Mandatory Put described below, the 2012 REPS are not redeemable prior to maturity. The terms of the 2012 REPS include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The 2012 REPS are subject to all such terms and Holders thereof are referred to the Indenture and the Trust Indenture Act of 1939 for a statement of those terms.

  Interest Payments

            The 2012 REPS shall bear interest, payable on each Interest Payment Date to Holders of record on the Regular Record Date preceding such Interest Payment Date, at 6% per annum from June 23, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding June 23, 2002 (the ``Coupon Reset Date''), whereupon (x) if all of the 2012 REPS are purchased on such date by the Callholder pursuant to the Call Option, the 2012 REPS shall bear interest from and including the Coupon Reset Date to but excluding June 23, 2012 (the ``Final Maturity Date'') at the Coupon Reset Rate determined in accordance with the Coupon Reset Process described below; or (y) the 2012 REPS shall be purchased by the Company pursuant to the exercise of the Mandatory Put by the Trustee on behalf of the Holders of the 2012 REPS. Interest on this Debt Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

            If the Callholder elects to purchase the 2012 REPS pursuant to the Call Option, the Calculation Agent shall reset the interest rate for the 2012 REPS effective on the Coupon Reset Date, pursuant to the Coupon Reset Process described below. In such circumstances, (i) this Debt Security shall be purchased by the Callholder at 100% of the principal amount hereof on the Coupon Reset Date, on the terms and subject to the conditions described herein (interest accrued to but excluding the Coupon Reset Date shall be paid by the Company on such date to the Holder hereof on the most recent Regular Record Date); and (ii) from and including the Coupon Reset Date, this Debt Security shall bear interest at the rate determined by the Calculation Agent in accordance with the procedures set forth under ``Coupon Reset Process'' below.

            In the case where any Interest Payment Date or the maturity date does not fall on a Business Day, payment of interest or principal otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or the maturity date, as the case may be, and no interest shall accrue for the period from and after such Interest Payment Date or the maturity date.

  Maturity Date

            The 2012 REPS shall mature on the Final Maturity Date. On the Coupon Reset Date, the Holder hereof shall be entitled to receive 100% of the principal amount hereof from either (i) the Callholder, if the Callholder purchases this Debt Security pursuant to the Call Option; or
  (ii) the Company, by exercise of the Mandatory Put by the Trustee for and on behalf of the Holder hereof, if the Callholder does not purchase this Debt Security pursuant to the Call Option.

  Call Option; Mandatory Put

            (i) Call Option. The Callholder, by giving notice to the Trustee (the ``Call Notice''), has the right to purchase the aggregate principal amount of this Debt Security, in whole but not in part (the ``Call Option''), on the Coupon Reset Date, at a price equal to 100% of the principal amount hereof (the ``Call Price'') (interest accrued to but excluding the Coupon Reset Date shall be paid by the Company on such date to the Holder hereof on the most recent Regular Record Date). The Call Notice is required to be given to the Trustee, in writing, prior to 4:00 p.m., New York City time, no later than 15 calendar days prior to the Coupon Reset Date. The Call Notice must contain the requisite delivery details, including the identity of the Callholder's DTC account.

            If the Callholder exercises the Call Option, unless terminated in accordance with its terms, (i) not later than 2:00 p.m., New York City time, on the Business Day prior to the Coupon Reset Date, the Callholder shall deliver the Call Price in immediately available funds to the Trustee for payment thereof to the Holders of the 2012 REPS (including, if applicable, the Holder hereof) on the Coupon Reset Date; and (ii) the Holder hereof shall be required to deliver and shall be deemed to have delivered this Debt Security to the Callholder against payment therefor on the Coupon Reset Date through the facilities of DTC. The Callholder is not required to exercise the Call Option, and no Holder of the 2012 REPS or any interest therein shall have any right or claim against the Callholder as a result of the Callholder's decision whether or not to exercise the Call Option or performance or non-performance of its obligations with respect thereto.

            The Callholder may at any time assign its rights and obligations under the Call Option; provided, however, that (i) such rights and obligations are assigned in whole and not in part; and (ii) it provides the Trustee and the Company with notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee shall treat the assignee as Callholder for all purposes hereunder. The Callholder may assign its rights under the Call Option without notice to or consent of, the Holders of the 2012 REPS (including, if applicable, the Holder hereof).

            The Indenture sets forth certain circumstances in which the Call Option shall automatically be terminated.

            (ii) Mandatory Put. If the Call Option is not exercised or if the Callholder fails for any reason to purchase the 2012 REPS on the Coupon Reset Date pursuant to its exercise of the Call Option, the Trustee shall exercise the right of the Holders of the 2012 REPS (including, if applicable, the Holder hereof) to require the Company to purchase the aggregate principal amount of 2012 REPS, in whole but not in part (the ``Mandatory Put''), on the Coupon Reset Date at a price equal to 100% of the principal amount thereof (the ``Put Price''), plus accrued but unpaid interest to but excluding the Coupon Reset Date, in each case, to be paid by the Company to the Holders of the 2012 REPS (including, if applicable, the Holder hereof) in immediately available funds on the Coupon Reset Date. If the Trustee exercises the Mandatory Put, then the Company shall deliver the Put Price in immediately available funds to the Trustee by no later than 12:00 noon, New York City time, on the Coupon Reset Date and the Holders of the 2012 REPS will be required to deliver and will be deemed to have delivered the 2012 REPS to the Company against payment therefor on the Coupon Reset Date through the facilities of DTC. By its purchase of the 2012 REPS, each Holder irrevocably agrees that the Trustee shall exercise the Mandatory Put relating to such 2012 REPS for or on behalf of the Holder as provided herein. No Holder of any 2012 REPS or any interest therein has the right to consent or object to the exercise of the Trustee's duties under the Mandatory Put.

  Notice to Holders by Trustee

            In anticipation of the exercise of the Call Option or the Mandatory Put on the Coupon Reset Date, the Trustee shall notify the Holder hereof, not less than 30 days nor more than 60 days prior to the Coupon Reset Date, that all 2012 REPS shall be delivered on the Coupon Reset Date through the facilities of DTC against payment of the Call Price by the Callholder under the Call Option or payment of the Put Price by the Company under the Mandatory Put. The Trustee shall notify the Holder hereof once it is determined whether the Call Price or the Put Price shall be delivered in accordance with the provisions hereof.

  Coupon Reset Process

            Pursuant to and subject to the terms of a calculation agency agreement, dated as of June 23, 1998, between the Company and Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. Incorporated (or its successors or assigns) shall be the Calculation Agent. If the Callholder timely exercises its Call Option and the Call Option does not otherwise terminate in accordance with its terms, then the Company and the Calculation Agent shall complete the following steps (the ``Coupon Reset Process'') in order to determine the interest rate (``Coupon Reset Rate'') to be paid on the 2012 REPS from and including the Coupon Reset Date to but excluding the Final Maturity Date:

            (i) The Company shall provide the Calculation Agent with (a) a list (a ``Dealer List''), no later than five Business Days prior to the Coupon Reset Date, containing the names and addresses of five dealers (one of which shall be Morgan Stanley & Co. Incorporated) from which it desires the Calculation Agent to obtain the Bids (as defined below) for the purchase of the 2012 REPS; and (b) a copy of any other material reasonably requested by the Calculation Agent to facilitate a successful Coupon Reset Process.

            (ii) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent shall provide to each dealer (''Dealer'') on the Dealer List (a) a copy of the Prospectus Supplement and accompanying Prospectus relating to the 2012 REPS; (b) a copy of the form of the 2012 REPS; and (c) a written request that each such Dealer submit a Bid to the Calculation Agent at 12:00 noon, New York City time, on the third Business Day prior to the Coupon Reset Date (the ``Bid Date''). The time on the Bid Date upon which Bids shall be requested may be changed by the Calculation Agent to as late as 3:00 p.m., New York City time. As used herein, ``Business Day'' shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions in the cities of New York or Chicago are authorized or obligated by law, executive order or governmental decree to be closed. ``Bid'' shall mean an irrevocable written offer given by a Dealer for the purchase of the 2012 REPS, settling on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the 2012 REPS (``Yield to Maturity''). Each Dealer shall be provided with (a) the name of the Company; (b) an estimate of the Purchase Price (as defined below); (c) the principal amount and maturity date of the 2012 REPS; and (d) the method by which interest shall be calculated on the 2012 REPS.

            (iii) The purchase price to be paid by any Dealer for the 2012 REPS, which shall be stated as a U.S. dollar amount and be calculated by the Calculation Agent in accordance with this clause (iii) (the ``Purchase Price''), shall be equal to (a) the total principal amount of the 2012 REPS, plus (b) a premium (the ``Notes Premium'') which shall be equal to the excess, if any, of (x) the discounted present value to the Coupon Reset Date of a bond with a maturity of June 23, 2012 which has an interest rate equal to 5.51%, semi-annual interest payments on each June 23 and December 23, commencing December 23, 2002, and a principal amount of $300,000,000, and assuming a discount rate equal to the Treasury Rate over (y) the principal amount of the 2012 REPS. ``Treasury Rate'' means the per annum rate equal to the offer side yield to maturity of the current on-the-run ten-year United States Treasury security per Telerate page 500 (or any successor or substitute page as may replace such page on such service) at 11:00 a.m., New York City time, on the Bid Date (or such other date or time that may be agreed upon by the Company and the Calculation Agent) or, if such rate does not appear on Telerate page 500 (or any successor or substitute page as may replace such page on such service) at such time, the rate on GovPx End-of-Day Pricing at 3:00 p.m., New York City time, on the Bid Date (or such other date or time that may be agreed upon by the Company and the Calculation Agent).

            (iv) The Calculation Agent shall immediately notify the Company of (a) the names of each of the Dealers from whom the Calculation Agent received Bids on the Bid Date; (b) the Bid submitted by each such Dealer; and (c) the Purchase Price as determined pursuant to clause (iii) hereof. Unless the Call Option has terminated in accordance with its terms, the Calculation Agent shall thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the ``Selected Bid'') and set the Coupon Reset Rate equal to the interest rate which would amortize the Notes Premium fully over the remaining term of the 2012 REPS at the Yield to Maturity indicated by the Selected Bid; provided, however, that if the Calculation Agent has not received a timely Bid from a Dealer, the Selected Bid shall be the lowest of all Bids received by such time; and provided further, that if any two or more of the lowest Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid). In all cases, Morgan Stanley & Co. Incorporated, in its capacity as a Dealer, shall have the right to match the Bid with the lowest Yield to Maturity, whereupon Morgan Stanley & Co. Incorporated's Bid shall become the Selected Bid. The Calculation Agent shall promptly notify the Company and the Trustee of the Coupon Reset Rate.

            If an Event of Default shall occur and be continuing with respect to the 2012 REPS, the unpaid principal amount of the 2012 REPS may be declared due and payable in the manner and with the effect provided in the Indenture.

            The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of each series of the Debt Securities at the time outstanding (as defined in the Indenture) to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debt Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) extend the fixed maturity of any Debt Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount or premium if any, thereon, or make the principal thereof, or premium if any, or interest, if any, thereon payable in any coin or currency other than that hereinabove provided, without the consent of the Holder of each Debt Security so affected or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of maturity thereof, or (ii) reduce the aforesaid percentage of Debt Securities that Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debt Security so affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the 2012 REPS at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all the 2012 REPS, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 2012 REPS shall be conclusive and binding upon such Holder and upon all future Holders of this 2012 REPS and of any 2012 REPS issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this 2012 REPS or upon any 2012 REPS issued upon the transfer hereof or in exchange therefor or in lieu hereof.

            No reference herein to the Indenture and no provision of this 2012 REPS or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this 2012 REPS at the times, places, and rate, and in the coin and currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, this 2012 REPS is transferable on the Debt Security register of the Company, upon surrender of this 2012 REPS for transfer at the office or agent of the Company in The City of New York, New York, or the City of Philadelphia, Pennsylvania, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2012 REPS, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The 2012 REPS are issuable only as registered 2012 REPS without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, this 2012 REPS is exchangeable for a like aggregate principal amount of 2012 REPS of different authorized denominations, as requested by the Holder surrendering the same.

            No service charge will be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this 2012 REPS is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this 2012 REPS be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            No recourse shall be made for the payment of the principal of or the interest on this 2012 REPS or for any claim based herein or otherwise in any manner in respect hereof, or in respect of the Indenture, against any incorporator, stockholder, officer or director, as such past, present or future, of the Company or of any predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

            All terms used in this 2012 REPS which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            The following abbreviations, when used in the inscription on the face of this Instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM -   as tenants in common
  TEN ENT -   as tenants by the entireties
  JT TEN  -   as joint tenants with right of survivorship and not as
              tenants in common

  UNIF GIFT MIN ACT -           Custodian
                      ---------           ------------
                        (Cust)               (Minor)
                        under Uniform Gifts to Minors
                           Act
                                ---------------
                                    (State)

   Additional abbreviations may also be used though not in the above list
   ----------------------------------------------------------------------

  FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

  PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE



  ------------------------------------------------------------------------
           PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE


  -------------------------------------------------------------------------
  -------------------------------------------------------------------------
  the within Instrument of McDONALD'S CORPORATION and hereby does irrevocably constitute and appoint

                                                              Attorney
  ------------------------------------------------------------
  Dated:
         ---------------                  --------------------

  NOTICE: this signature to this assignment must correspond with the name as it appears upon the face of the within Instrument in every particular, without alteration or enlargement or any change whatever.